Exhibit 99.2

Form 3 Continuation Sheet — Joint Filer Information

This Statement on Form 3 is filed by Apollo Investment Fund V, L.P., Apollo/Nalco Acquisition LLC, AP/Nalco LP, Apollo Management V, L.P.  and Apollo Advisors V, L.P.  The principal business address of each of the Reporting Persons is Two Manhattanville Road, Purchase, New York 10577.

Name of Designated Filer:  Apollo Management V, L.P.

Date of Event Requiring Statement:  November 10, 2004

Issuer Name and Ticker or Trading Symbol:  Nalco Holdings Company (NLC)

APOLLO INVESTMENT FUND V, L.P.

By:	APOLLO ADVISORS V, L.P.
Its General Partner

	By:	APOLLO CAPITAL MANAGEMENT V, INC.
Its General Partner

		By:	/s/ Patricia M. Navis
Patricia M. Navis
Vice President

APOLLO/NALCO ACQUISITION LLC

By:	APOLLO MANAGEMENT V, L.P.,
its Manager

	By:	AIF V Management, Inc.
its General Partner

		By:	/s/ Patricia M. Navis
Patricia M. Navis
Vice President

AP/NALCO LP

By:	APOLLO ADVISORS V, L.P.
Its General Partner

	By:	APOLLO CAPITAL MANAGEMENT V, INC.
Its General Partner

		By:	/s/ Patricia M. Navis
Patricia M. Navis
Vice President

APOLLO MANAGEMENT V, L.P.

By:	AIF V MANAGEMENT, INC.
Its General Partner

	By:	/s/ Patricia M. Navis
Patricia M. Navis
Vice President

APOLLO ADVISORS V, L.P.

By:	APOLLO CAPITAL MANAGEMENT V, INC.
Its General Partner

	By:	/s/ Patricia M. Navis
Patricia M. Navis
Vice President